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EXHIBIT 3.1.5

                                                                         1191696
                                                                           FILED
                                                                     MAY 21 1996

                            CERTIFICATE OF AMENDMENT
                                       OF THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          SOFTWARE PROFESSIONALS, INC.

       Peter J. McDonald and Michael A. Morgan hereby certify that:

       1. They are, respectively, the President and Secretary of Software Professionals, Inc., a California corporation.

       2. Article I of the Amended and Restated Articles of Incorporation is amended to read as follows:

       " The name of the corporation is ENlighten Software Solutions, Inc."

       3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of this corporation.

       4. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders of this corporation in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of this corporation entitled to vote with respect to the foregoing amendment was 2,827,160 shares of Common Stock. There are no shares of Preferred Stock issued or outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being more than 50% of the outstanding shares of Common Stock.

       The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

       Executed at San Mateo, California, on the 20th day of May, 1996.



                                             /s/ Peter McDonald
                                             -----------------------------------
                                             Peter McDonald, President


                                             /s/ Michael Morgan
                                             -----------------------------------
                                             Michael Morgan, Secretary